Exhibit 10.3
AMENDMENT NO. 1 TO
CONSTRUCTION LOAN AGREEMENT AND CONSTRUCTION NOTE

THIS AMENDMENT NO. 1 TO CONSTRUCTION LOAN AGREEMENT, effective as of June 30, 2020 (this "Amendment"), is by and between FIFTH THIRD BANK, NATIONAL ASSOCIATION, successor in interest to MB Financial Bank, N.A. (the "Bank"), and CG GROWTH, LLC, a Wisconsin limited liability company (the “Borrower”), amends and supplements (A) that certain Loan and Security Agreement dated as of December 15, 2017 between the Bank and the Borrower (as amended, revised, supplemented or restated from time to time, the "Credit Agreement") and (B) that certain Construction Note dated December 15, 2017 in the original principal amount of $25,646,000 (the “Note”) issued by the Borrower and payable to the order of the Bank.
RECITAL
The parties desire to amend and supplement the Credit Agreement and the Note as provided below.
AGREEMENTS
In consideration of the recital, the promises and agreements set forth in the Credit Agreement, as amended hereby, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Definitions and References. Capitalized terms not otherwise defined herein have the meanings assigned in the Credit Agreement. All references to the Credit Agreement and/or the Note contained in the Collateral Documents and the other Loan Documents shall, upon fulfillment of the conditions specified in section 3 below, mean the Credit Agreement and the Note as amended by this Amendment.
2.Amendments to the Credit Agreement. The Credit Agreement is amended as follows:
(a)The following defined terms are added to Section 1 of the Credit Agreement to appear in the proper alphabetical order:
        "Business Day" means (i) with respect to all notices and determinations in connection with the LIBOR Rate, any day (other than a Saturday or Sunday) on which commercial banks are open in London, England, New York, New York, and Cincinnati, Ohio for dealings in deposits in the London Interbank Market; and (ii) in all other cases, any day on which commercial banks in Cincinnati, Ohio are required by law to be open for business; provided that, notwithstanding anything to the contrary in this definition of "Business Day", at any time during which a Hedging Agreement with Lender is then in effect with respect to all or a portion of the Revolving Loan, then the definitions of "Business Day" and "Banking Day", as applicable, pursuant to such Hedging Agreement shall govern with respect to all applicable notices and determinations in connection with such portion of the Revolving Loan subject to such Hedging Agreement. Periods of days referred to in this Agreement will be counted in calendar days unless Business Days are expressly prescribed.
        "Fifth Third Prime Rate" means the floating rate of interest established from time to time by Fifth Third Bank at its principal office as its "Prime Rate" (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower; provided that such substitute index shall also be applied by Lender in a manner consistent with market practice to similarly situated counterparties with similar assets in similar facilities. Lender will promptly advise Borrower of any and every substitute index and will also advise Borrower of the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. NOTICE: Under no circumstances will the Index be less than 0.000% per annum or more than the maximum rate allowed by applicable law.
        “LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to LIBOR (as defined in the Note).
        "Prime Rate Loan" means a Loan bearing interest at a rate determined by reference to the Fifth Third Prime Rate
(b)Section 2(e) is created to read as follows:
        (e) LIBOR Replacement.
(A) Temporary Inability. In the event, prior to commencement of any Interest Period relating to a LIBOR Rate Loan, Lender shall reasonably determine that (a) deposits in U.S. dollars (in the applicable amounts) are not being offered to it in the London Interbank Offered Rate market for such Interest Period, (b) by reason of circumstances affecting the London Interbank Offered Rate Market adequate and reasonable methods do not exist for ascertaining LIBOR, (c) LIBOR as determined by Lender will not adequately and fairly reflect the cost to Lender of funding LIBOR Rate Loans for such Interest Period or (d) the making or funding of LIBOR Rate Loans has become demonstrably impracticable, then, provided Lender shall have made the same determination with regard to the availability of LIBOR based loans as to similarly situated counterparties with similar assets in similar facilities, Lender shall promptly provide notice of such determination to Borrower (which shall be conclusive and binding on Borrower absent demonstrative error), and (x) any request for a conversion to or continuation of a LIBOR Rate Loan made after Lender provides such notice shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loan, (y) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Prime Rate Loan, and (z) the obligations of Lender to make LIBOR Rate Loans shall be suspended until Lender reasonably determines that the circumstances giving rise to such suspension no longer exist, in which event Lender shall so notify Borrower.
(B) Permanent Inability. (i) In the event Lender shall reasonably determine (which determination shall be deemed presumptively correct absent demonstrable error) that: (a) the circumstances set forth in Section 2(g)(A) have arisen and such circumstances are, in Lender’s good faith reasonable business judgment, unlikely to be temporary; (b) a public statement or publication of information (A) by or on behalf of the administrator of LIBOR; or by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR; in each case which states that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator that will continue to provide LIBOR, (B) by the administrator of LIBOR that it has invoked or will invoke, permanently or indefinitely, its insufficient submissions policy, or (C) by the regulatory supervisor for the administrator of LIBOR or any Governmental Authority having jurisdiction over Lender announcing that LIBOR is no longer representative or may no longer be used; (c) a LIBOR rate is not published by the administrator of LIBOR for five consecutive Business Days and such failure is not the result of a temporary moratorium, embargo or disruption declared by the administrator of LIBOR or by the regulatory supervisor for the administrator of LIBOR; or (d) a new index rate has become a widely-recognized replacement benchmark rate for LIBOR in newly originated loans denominated in Dollars in the U.S. market; then, Lender may, with the consent of the Borrower, which consent shall not unreasonably be withheld, conditioned or delayed, amend this Agreement as described below to replace LIBOR with an alternative replacement index and to modify the applicable margins (the new index and margin together, the “Benchmark Replacement”), in each case giving due consideration to any evolving or then existing convention for similar US dollar denominated credit facilities, or any selection, endorsement or recommendation by a relevant governmental body with respect to such facilities. Lender may also from time to time, in Lender’s discretion, make other related amendments (“Conforming Changes”), to permit the administration thereof by Lender in an administratively and operationally practicable manner and in a manner substantially consistent with market practice and similarly situated counterparties with similar assets in similar facilities. (ii) Lender and Borrower shall enter into an amendment to this Agreement to reflect the Benchmark Replacement and Conforming Changes. Lender and Borrower agree that any and all determinations with respect to the availability of LIBOR shall be made by Lender in an administratively and operationally practicable manner and applied by Lender to similarly situated counterparties with similar assets in similar facilities. (iii) For the avoidance of doubt, following the date when a determination is made pursuant to Section (B)(i), above, and until a Benchmark Replacement has been selected and implemented in accordance with the terms and conditions of Section (B)(i) and (ii), at Lender's election, all Loans shall accrue interest at, and the Interest Rate shall be, the Fifth Third Prime Rate.
(C) Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, then at such times, such index shall be deemed to be zero for purposes of this Agreement; provided, however, even if the replacement index is greater than zero, if due to a negative margin the Benchmark Replacement would be zero, the Benchmark Replacement shall be deemed to be zero.
(D) In the event that circumstances similar to those set out in paragraph (B)(i)(a)-(d) occur in relation to an index selected to replace LIBOR (or another index previously selected pursuant to this provision) or if Lender reasonably determines a replacement index is administratively or operationally impracticable, not only as to the Loans hereunder but as to similarly situated counterparties with similar assets in similar facilities, the terms governing replacement of LIBOR set forth in paragraphs (B) and (C) shall govern replacement of the replacement index.
(c)Section 8(o) is amended to read as follows:
(o) [Reserved].
        (d) Section 8(p) is amended in its entirety to read as follows:
         (p) Minimum Liquidity. Borrower and/or ESC shall collectively, as of the end of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2020, maintain cash, marketable securities, mutual funds, money market accounts, and managed investment accounts containing long positions in marketable stocks, rated corporate and municipal bonds, in each case which are owned (legally and beneficially) by Borrower and/or ESC free and clear of all liens, charges, and encumbrances, equal to or greater than $250,000,000.

3.The defined term “LIBOR” contained in the Note is amended in its entirety to read as follows:
“LIBOR” means, for each 1-month period hereunder (each an “Interest Period”), the rate of interest (rounded upwards, if necessary, to the next 1/8 of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) fixed by ICE Benchmark Administration Limited (or any successor thereto, or replacement thereof, approved by Lender, each an "Alternate LIBOR Source") at approximately 11:00 a.m., London, England time (or the relevant time established by ICE Benchmark Administration Limited, an Alternate LIBOR Source, or Lender, as applicable), two Business Days prior to the commencement of such LIBOR Interest Period, relating to quotations for the one month London InterBank Offered Rates on U.S. Dollar deposits, as displayed by Bloomberg LP (or any successor thereto, or replacement thereof, as approved by Lender, each an "Approved Bloomberg Successor"), or, if no longer displayed by Bloomberg LP (or any Approved Bloomberg Successor), such rate as shall be determined in good faith by Lender from such sources as it shall determine to be comparable to Bloomberg LP (or any Approved Bloomberg Successor), all as determined by Lender in accordance with this Note and Lender's loan systems and procedures periodically in effect. Notwithstanding anything to the contrary contained herein, in no event shall the LIBOR Rate be less than 0% as of any date (the "LIBOR Rate Minimum"); provided that, at any time during which a Hedging Agreement with Lender is then in effect with respect to all or a portion of the obligations, the LIBOR Rate Minimum shall be disregarded and no longer of any force and effect with respect to such portion of the Obligations subject to such Hedging Agreement. Each determination by Lender of LIBOR shall be binding and conclusive in the absence of manifest error. The Lender may unilaterally adjust the LIBOR for any reserve requirement and any subsequent costs arising from a change in government regulation, or may substitute an alternative rate that reasonably reflects the cost to Lender of making, funding and maintaining the principal amount of this Note in the event the LIBOR becomes unavailable or is no longer calculated or reported on a basis reasonably comparable to the basis on which it is calculated and reported on the date of this Note, provided, that, the Lender is making such adjustments or substitutions for all other similar borrowers and transactions and provided, further, that the substitute interest rate is equivalent to LIBOR. In the event any government authority subjects the Lender to any new or additional charge, fee, withholding or tax of any kind with respect to any loans hereunder or changes the method of taxation of such loans or changes the reserve or deposit requirements applicable to such loans, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such costs or lost income resulting therefrom as reasonably determined by the Lender, provided, that, the Lender is making such adjustments or substitutions for all other similar borrowers and transactions
4.Effectiveness of the Amendment. This Amendment shall become effective upon its execution and delivery hereof by each of the parties hereto and receipt by the Bank of:

(a)A Certificate of Status issued by the Wisconsin Department of Financial Institutions evidencing that Borrower is in good standing in such jurisdiction;
(b)Insurance certificates with respect to the Borrower’s property and liability insurance naming the Bank as additional insured as its interests appear with respect to the liability insurance and as lenders loss payee with respect to the property insurance; and
(c)An acknowledgment, consent and reaffirmation in the form heretofore agreed to by the parties, duly executed by ESC.
5.No Waiver. The Borrower agrees that nothing contained herein shall be construed by the Borrower as a waiver by the Bank of the Borrower's compliance with each representation, warranty or covenant contained in the Credit Agreement, as amended hereby, and that no waiver of any provision of the Credit Agreement by the Bank has occurred. The Borrower further agrees that nothing contained herein shall impair the right of the Bank to require strict performance by the Borrower of the Credit Agreement, as amended hereby, and the other Loan Documents.
6.Representations and Warranties. The Borrower represents and warrants to the Bank that:
(a)The execution, delivery and performance of this Amendment are within its limited liability company power and limited liability company authority, have been duly authorized by all proper limited liability company action on the part of the Borrower, are not in violation of any existing law, rule or regulation of any governmental agency or authority, any order or decision of any court, the organizational documents of the Borrower or the terms of any agreement, restriction or undertaking to which the Borrower is a party or by which it is bound, and does not require the approval or consent of the holders of equity interests of the Borrower, any governmental body, agency or authority or any other person or entity other than those consents and approvals in full force and effect, except as to all statements above, where any such violation or failure to obtain approvals or consents could not reasonably be expected to have a material adverse effect on the financial condition or business operations of Borrower;
(b)This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and
(c)The representations and warranties contained in the Credit Agreement are correct and complete as of the date of this Amendment (except to the extent such representation or warranty relates to a stated earlier date in which case it shall continue to be true and correct as of such date), and, no condition or event exists or act has occurred that, with or without the giving of notice or the passage of time, would constitute a Default or an Event of Default under the Credit Agreement.

7.[Intentionally Deleted].
8.Miscellaneous.
(a)Expenses and Fees. The Borrower agrees to pay on demand all actual out-of-pocket reasonable costs and expenses paid or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Amendment, and all amendments, forms, certificates agreements, documents and instruments related hereto and thereto, including the actual fees and expenses of the Bank's outside counsel.
(b)Amendments and Waivers. This Amendment may not be changed or amended orally, and no waiver hereunder may be oral, but any change or amendment hereto or any waiver hereunder must be in writing and signed by the party or parties against whom such change, amendment or waiver is sought to be enforced.
(c)Headings. The headings in this Amendment are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Amendment.
(d)Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereto by facsimile or by electronic transmission of a portable document file (PDF or similar file) shall be as effective as delivery of a manually executed counterpart signature page hereto.
9.Affirmation. Each party hereto affirms and acknowledges that the Credit Agreement and the Note, each as amended by this Amendment, remains in full force and effect in accordance with its terms, as amended hereby.
10.Successor In Interest. MB Financial Bank, N.A. merged with and into Fifth Third Bank, National Association (formerly known as Fifth Third Bank) (hereafter, “Fifth Third”) on May 3, 2019 with Fifth Third as the surviving bank. As a result of such merger, Fifth Third became the successor in interest to all rights and obligations of MB Financial Bank, N.A. as Bank for all purposes hereof, the Credit Agreement and the other Loan Documents.
11.Conversion to National Bank. Fifth Third converted from an Ohio state-chartered bank to a national bank on November 14, 2019. This document is effective as of date identified herein but was executed and delivered by the parties after the conversion of Fifth Third to a national bank, known as Fifth Third Bank, National Association.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Construction Loan Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
BANK:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as successor in interest to MB Financial Bank, N.A.

By:
Name:
Title:

BORROWER:

CG GROWTH, LLC, a Wisconsin limited liability company

By:
Name:
Title: